PRICING SUPPLEMENT NO. 78                                      Rule 424(b)(3)
DATED: November 20, 1997                                   File No. 333-31277
(To Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 11/20/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 11/20/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                            Optional           Optional
                       Redemption           Repayment          Repayment
Redeemable On          Price(s)             Date(s)            Price(s)
-------------          ----------           ----------         ---------

N/A                    N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.900%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[_]         Commercial Paper Rate        Minimum Interest Rate:

[_]         Federal Funds Rate           Interest Reset Date(s):

[_]         Treasury Rate                Interest Reset Period:

[_]         LIBOR Reuters                Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):
--------------------------------------------

*   5/20/98 and 11/20/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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